SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 21, 2002
                                                          ---------------



                                EATON VANCE CORP.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)



        Maryland                            1-8100                04-2718215
----------------------------      ------------------------   -------------------
(State or other jurisdiction      (Commission File Number)     (IRS Employer
of incorporation)                                            Identification No.)


255 State Street, Boston, Massachusetts                          02109
---------------------------------------               --------------------------
(Address of principal executive offices)                       (Zip Code)



       Registrant's telephone number, including area code: (617) 482-8260
                                                           --------------

                       INFORMATION INCLUDED IN THE REPORT



ITEM 5.        OTHER EVENTS
-------        ------------

               Registrant has reported its results of operations for the three and nine months ended July 31, 2002, as described in Registrant's news release dated August 21, 2002, a copy of which is filed herewith as Exhibit 99.9 and incorporated herein by reference.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       EATON VANCE CORP.
                                       (Registrant)


Date: August 21, 2002                  /s/ William M. Steul
     ----------------                  -----------------------------------------
                                       William M. Steul, Chief Financial Officer

                                  EXHIBIT INDEX


     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:


Exhibit No.     Description
-----------     -----------

99.9            Copy of Registrant's news release dated August 21, 2002.

                                                                    EXHIBIT 99.9

-----------------------------------------------------
NEWS RELEASE
-----------------------------------------------------
                  Eaton Vance Corp.
                  The Eaton Vance Building
{LOGO}            255 State Street, Boston, MA  02109
                  (617) 482-8260
                  Contact: William M. Steul
-----------------------------------------------------



                                                           August 21, 2002

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

                                EATON VANCE CORP.
                REPORT FOR THE THREE MONTHS AND NINE MONTHS ENDED
                                  JULY 31, 2002


BOSTON, MA--Eaton Vance Corp. (NYSE:EV) reported diluted earnings per share of $0.44 in the third quarter of fiscal 2002, the same as reported in the third quarter of fiscal 2001. For the first nine months of fiscal 2002, the Company earned $1.35 per diluted share compared to $1.29 per diluted share last year (before last year's second quarter impairment loss of $0.12 per share).

Assets under management of $54.8 billion at the end of the third quarter of fiscal 2002 were $4.4 billion or 9 percent greater than the $50.4 billion under management at the end of the third quarter last year. Asset growth in the twelve months ended July 31, 2002 was the result of the Company's acquisitions of Atlanta Capital Management Company, LLC, and Fox Asset Management LLC, which added $7.9 billion of assets under management on September 30, 2001, and from mutual fund, institutional and separate account net inflows, which added $3.8 billion of assets under management. The total increase of $11.7 billion was off-set in part by declines in the market prices of assets under management of $7.3 billion.

In spite of a difficult environment and counter to industry trends, Eaton Vance had positive net flows in the third quarter and first nine months of fiscal 2002 in each of its key product categories--mutual funds, retail managed accounts and institutional/high net worth separate accounts. Net inflows of long-term fund assets and separate account assets in the first nine months of fiscal 2002 were $2.2 billion, compared to $4.8 billion in the first nine months of last fiscal year. Fund net inflows in the first nine months of last year benefited from $2.8 billion of equity fund private placements, compared to $1.3 billion in the first nine months of fiscal 2002. Eaton Vance Management, Atlanta Capital and Fox Asset Management added $1.0 billion of separate account net assets in the first nine months of 2002, approximately half of which resulted from the Company's new managed account initiative. Tables 1, 2 and 3 (attached) summarize assets under management and asset flows by investment objective.

As a result of greater average assets under management, revenue in the first nine months of fiscal 2002 increased $27.3 million to $399.2 million or 7 percent over the comparable 2001 period. Investment adviser and administration fees increased 16 percent to $213.9 million. Distribution and underwriting fee revenue decreased 3 percent, reflecting the gradual shift in mutual fund assets from Class B to Class A and Class C shares and a reduction in CDSC income associated with lower quarterly bank loan fund tenders. Operating expenses in the first nine months increased $20.9 million to $253.3 million or 9 percent because of higher compensation expense, higher amortization of deferred sales commissions, and higher service fee and distribution fee expense.

Compensation expense in the first nine months of fiscal 2002 increased 13 percent primarily because of the acquisitions of Atlanta Capital and Fox Asset Management and the buildup of the sales infrastructure for the managed account business. As of the end of the third quarter, Eaton Vance had completed the staffing of its 15 person managed account sales team.

Amortization of deferred sales commissions in the first nine months of 2002 increased 6 percent due to the on-going sales of mutual fund Class B shares and equity fund private placements and the residual effect of an accounting change mandated in fiscal 1998 and 1999. Service fee expense increased 8 percent because of the growth in mutual fund assets retained more than one year. Distribution fee expense increased 8 percent due to the growth of mutual fund Class C assets. Eaton Vance collects Rule 12b-1 distribution fees on Class C shares and pays such fees to broker/dealers on fund assets retained more than one year. Other expenses increased 7 percent in the first nine months of fiscal 2002, reflecting increased travel and facilities costs and higher information technology expenditures.

Operating income for the first nine months of fiscal 2002 increased 5 percent to $145.9 million. Interest income of $7.0 million included $2.0 million of interest received by the Company in the third quarter of fiscal 2002 from the settlement of a fiscal 1993-1995 Massachusetts income tax dispute. Net income increased 4 percent to $97.2 million as compared to the prior year before last year's impairment loss on investments.

The Company's effective tax rate was 35 percent in both the first nine months of fiscal 2002 and the first nine months of fiscal 2001.

Cash and equivalents and short-term investments were $255.8 million on July 31, 2002 and $210.7 million on October 31, 2001. During the first nine months of fiscal year 2002, the Company repurchased and retired 1,086,700 shares of its non-voting common stock. Approximately 2.7 million shares remain of the current repurchase authorization.

Subsequent to the end of the third quarter, on August 13, 2002, Eaton Vance Management, the Company's principal operating subsidiary, repurchased for cash $87.0 million ($134.1 million principal amount at maturity) of its 30-year zero-coupon senior exchangeable notes. Accordingly, this amount was classified as a short-term liability on the July 31, 2002 balance sheet. The notes remaining after the repurchase had an accreted value of $116.5 million on July 31, 2002 ($179.9 million principal amount at maturity). Eaton Vance Management also provided the holders of the remaining notes the option to require their repurchase on November 13, 2002.

Eaton Vance Corp., a Boston-based investment management firm, is traded on the New York Stock Exchange under the symbol EV.

This news release contains statements that are not historical facts, referred to as "forward looking statements." The Company's actual future results may differ significantly from those stated in any forward looking statements depending on factors such as changes in securities or financial markets or general economic conditions, the volume of sales and repurchases of fund shares, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company's filings with the Securities and Exchange Commission.

                                Eaton Vance Corp.
                        Summary of Results of Operations
                    (in thousands, except per share amounts)


                                                        Three Months Ended                          Nine Months Ended
                                               ------------------------------------         ---------------------------------
                                               July 31,        July 31,         %           July 31,     July 31,        %
                                                 2002            2001        Change           2002         2001        Change
                                               ---------       ---------     -------      ---------    ---------      --------
Revenue:
  Investment adviser and administration fees   $ 70,518        $ 64,571        9.2 %      $213,896     $184,971        15.6 %
  Distribution and underwriter fees              40,168          43,579       (7.8)        124,132      127,975        (3.0)
  Service fees                                   19,522          20,450       (4.5)         59,809       57,880         3.3
  Other income                                      465             366       27.0           1,330          993        33.9
                                               ---------       ---------     -------      ---------    ---------      --------
  Total revenue                                 130,673         128,966        1.3         399,167      371,819         7.4
                                               ---------       ---------     -------      ---------    ---------      --------
Expenses:
  Compensation of officers and employees         25,546          24,527        4.2          77,335       68,314        13.2
  Amortization of deferred sales commissions     20,328          20,913       (2.8)         62,765       59,059         6.3
  Service fee expense                            16,722          15,971        4.7          49,840       46,031         8.3
  Distribution fee expense                        7,824           7,563        3.5          23,608       21,937         7.6
  Other expenses                                 13,847          12,603        9.9          39,769       37,079         7.3
                                               ---------       ---------     -------      ---------    ---------      --------
  Total expenses                                 84,267          81,577        3.3         253,317      232,420         9.0
                                               ---------       ---------     -------      ---------    ---------      --------
Operating Income                                 46,406          47,389       (2.1)        145,850      139,399         4.6

Other Income/(Expense):
  Interest income                                 3,447           1,563      120.5           6,951        4,785        45.3
  Interest expense                               (1,336)           (349)     282.8          (3,514)      (1,224)      187.1
  Gain (loss) on sale of investments               (107)             28        n/a           1,276         (158)        n/a
  Equity in net income of affiliates                207              66      213.6             226          982       (77.0)
  Impairment loss on investments                      -               -        n/a               -      (13,794)        n/a
                                               ---------       ---------     -------      ---------    ---------      --------
Income Before Minority Interest and Income Taxes 48,617          48,697       (0.2)        150,789      129,990        16.0

Minority Interest                                  (648)              -        n/a          (1,237)           -         n/a
                                               ---------       ---------     -------      ---------    ---------      --------
Income Before Income Taxes                       47,969          48,697       (1.5)        149,552      129,990        15.0

Income Taxes                                     16,788          17,043       (1.5)         52,343       45,497        15.0
                                               ---------       ---------     -------      ---------    ---------      --------
Net Income                                     $ 31,181        $ 31,654       (1.5)       $ 97,209     $ 84,493        15.0
                                               =========       =========     =======      =========    =========      ========
Earnings Per Share:
  Basic                                        $   0.45        $   0.46       (2.2)       $   1.40     $   1.22        14.8
                                               =========       =========     =======      =========    =========      ========
  Diluted                                      $   0.44        $   0.44          -        $   1.35     $   1.17        15.4
                                               =========       =========     =======      =========    =========      ========
Dividends Declared, Per Share                  $ 0.0725        $ 0.0600       20.8        $ 0.2175     $ 0.1800        20.8
                                               =========       =========     =======      =========    =========      ========
Weighted Average Shares Outstanding:
  Basic                                          69,161          68,912        0.4          69,226       69,036         0.3
                                               =========       =========     =======      =========    =========      ========
  Diluted                                        71,194          72,614       (2.0)         71,759       72,269        (0.7)
                                               =========       =========     =======      =========    =========      ========

                                Eaton Vance Corp.
                                  Balance Sheet
                                 (in thousands)

                                                                July 31,    October 31,  July 31,
                                                                  2002         2001        2001
                                                                ----------   ----------   ---------
ASSETS
Current Assets:
   Cash and cash equivalents                                    $ 160,845    $ 115,681    $ 83,762
   Short-term investments                                          95,024       95,028      38,276
   Investment adviser fees and other receivables                   19,911       22,559      14,304
   Other current assets                                             2,237        4,212       2,266
                                                                ----------   ----------   ---------
      Total current assets                                        278,017      237,480     138,608
                                                                ----------   ----------   ---------
Other Assets:
   Investments:
      Investment in affiliates                                      6,846        6,995       6,787
      Investment companies                                         17,122       15,565      20,576
      Other investments                                            14,789       14,144       7,918
   Other receivables                                                   10        5,829       5,830
   Deferred sales commissions                                     250,454      266,738     271,183
   Other deferred assets                                            5,580        5,131         105
   Equipment and leasehold improvements, net of accumulated
      depreciation and amortization of $10,582, $8,956 and
      $6,670, respectively                                         14,233       14,938      13,220
   Goodwill                                                        69,464       69,212           -
   Other intangibles, net of accumulated amortization
      of $2,347, $871 and $655, respectively                       37,793       39,269       1,344
                                                                ----------   ----------   ---------
      Total other assets                                          416,291      437,821     326,963
                                                                ----------   ----------   ---------
Total assets                                                    $ 694,308    $ 675,301    $465,571
                                                                ==========   ==========   =========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
   Accrued compensation                                         $  24,845    $  38,358    $ 26,499
   Accounts payable and accrued expenses                           17,372       20,879      17,724
   Dividend payable                                                 5,013        4,955       4,137
   Current portion of long-term debt                               94,115        7,143       7,143
   Other current liabilities                                        4,912       12,509       8,698
                                                                ----------   ----------   ---------
      Total current liabilities                                   146,257       83,844      64,201
                                                                ----------   ----------   ---------
Long-term Liabilities:
   6.22% senior note due 2004                                       7,143       14,286      14,286
   1.5% zero coupon exchangeable senior notes due 2031            116,490      201,202           -
   Deferred income taxes                                           59,210       73,878      81,156
                                                                ----------   ----------   ---------
      Total long-term liabilities                                 182,843      289,366      95,442
                                                                ----------   ----------   ---------
      Total liabilities                                           329,100      373,210     159,643
                                                                ----------   ----------   ---------
Minority interest                                                   1,485          965           -
                                                                ----------   ----------   ---------
Commitments and contingencies                                           -            -           -

Shareholders' Equity:
   Common stock, par value $0.0078125 per share:
      Authorized, 640,000 shares
      Issued, 154,880 shares                                            1            1           1
   Non-voting common stock, par value $0.0078125 per share:
      Authorized, 95,360,000 shares
      Issued, 69,220,824, 68,462,051 and 69,388,814
      shares, respectively                                            541          535         540
   Accumulated other comprehensive income                           2,963        4,898       4,191
   Notes receivable from stock option exercises                    (3,258)      (2,641)     (1,864)
   Deferred compensation                                           (2,375)      (3,200)     (3,475)
   Retained earnings                                              365,851      301,533     306,535
                                                                ----------   ----------   ---------
      Total shareholders' equity                                  363,723      301,126     305,928
                                                                ----------   ----------   ---------
Total liabilities and shareholders' equity                      $ 694,308    $ 675,301    $465,571
                                                                ==========   ==========   =========

                                     Table 1
                            Asset Flows (in millions)
                        Twelve Months Ended July 31, 2002

Assets 7/31/2001 - Beginning of Period                          $ 50,392
  Long-term Fund Sales/Inflows                                     9,096
  Long-term Fund Redemptions/Outflows                             (6,693)
  Long-term Fund Net Exchanges                                      (126)
  Long-term Fund Mkt. Depreciation                                (6,552)
  Long-term Fund Assets Acquired1                                    650
  Separate Account Assets Acquired1                                7,205
  Separate Accounts Net Flows - Institutional/HNW                    709
  Separate Accounts Net Flows - Managed Accts                        521
  Separate Accounts Mkt. Appreciation                               (795)
  Change in Money Market Funds                                       358
                                                                ---------
  Net Increase                                                     4,373
                                                                ---------
Assets 7/30/2002 - End of Period                                $ 54,765
                                                                =========

1 Atlanta Capital Management and Fox Asset Management acquired by Eaton Vance on September 30, 2001

                                     Table 2
                             Assets Under Management
                      By Investment Objective (in millions)

                        ------------------------------------------------------
                         July 31,     October 31,    %       July 31,     %
                          2002           2001      Change      2001     Change
                        ------------------------------------------------------
Equity Funds            $ 23,684      $ 25,277      -6%      $ 26,752    -11%
Fixed Income Funds        10,573        10,165       4%         9,933      6%
Bank Loan Funds            8,415         9,582     -12%         9,612    -12%
Money Market Funds         1,492         1,114      34%         1,134     32%
Separate Accounts         10,601        10,468       1%         2,961    258%
Total                   $ 54,765      $ 56,606      -3%      $ 50,392      9%

                                     Table 3
                Asset Flows by Investment Objective (in millions)

                                                            Three Months Ended                     Nine Months Ended
                                                        ---------------------------          -----------------------------
                                                         July 31,          July 31,            July 31,           July 31,
                                                          2002              2001               2002                2001
                                                        ---------------------------          -----------------------------
Equity Fund Assets - Beginning of Period                $ 27,540          $ 25,965           $ 25,277            $ 25,439
  Sales/Inflows                                            1,342             1,656              3,773               5,763
  Redemptions/Outflows                                    (1,094)             (398)            (2,326)             (1,359)
  Exchanges                                                 (180)               17               (142)                 (5)
  Market Value Change                                     (3,924)             (488)            (2,898)             (3,086)
                                                        ---------------------------          -----------------------------
  Net Change                                              (3,856)              787             (1,593)              1,313
                                                        ---------------------------          -----------------------------
Equity Assets - End of Period                           $ 23,684          $ 26,752           $ 23,684            $ 26,752
                                                        ---------------------------          -----------------------------

Fixed Income Fund Assets - Beginning of Period            10,397             9,764             10,165               9,501
  Sales/Inflows                                              568               413              1,686               1,401
  Redemptions/Outflows                                      (416)             (314)            (1,074)               (941)
  Exchanges                                                  108                (2)               277                  18
  Market Value Change                                        (84)               72               (481)                (46)
                                                        ---------------------------          -----------------------------
  Net Change                                                 176               169                408                 432
                                                        ---------------------------          -----------------------------
Fixed Income Assets - End of Period                     $ 10,573          $  9,933           $ 10,573            $  9,933
                                                        ---------------------------          -----------------------------

Bank Loan Fund Assets - Beginning of Period                8,830             9,511              9,582              10,058
  Sales/Inflows                                              236               629                792               2,025
  Redemptions/Outflows                                      (531)             (526)            (1,657)             (2,033)
  Exchanges                                                  (42)              (34)              (179)               (229)
  Market Value Change                                        (78)               32               (123)               (209)
                                                        ---------------------------          -----------------------------
  Net Change                                                (415)              101             (1,167)               (446)
                                                        ---------------------------          -----------------------------
Bank Loan Assets - End of Period                        $  8,415          $  9,612           $  8,415            $  9,612
                                                        ---------------------------          -----------------------------

Long-Term Fund Assets - Beginning of Period               46,767            45,240             45,024              44,998
  Sales/Inflows                                            2,146             2,698              6,251               9,189
  Redemptions/Outflows                                    (2,041)           (1,238)            (5,057)             (4,333)
  Exchanges                                                 (114)              (19)               (44)               (216)
  Market Value Change                                     (4,086)             (384)            (3,502)             (3,341)
                                                        ---------------------------          -----------------------------
  Net Change                                              (4,095)            1,057             (2,352)              1,299
                                                        ---------------------------          -----------------------------
Total Long-Term Fund Assets - End of Period             $ 42,672          $ 46,297           $ 42,672            $ 46,297
                                                        ---------------------------          -----------------------------

Separate Accounts - Beginning of Period                   11,372             2,976             10,468               3,241
  Net Flows - Institutional/HNW Accounts                     289               (75)               507                 (98)
  Net Flows - Managed Accounts                               206                10                482                  19
  Market Value Change                                     (1,266)               50               (856)               (201)
                                                        ---------------------------          -----------------------------
  Net Change                                                (771)              (15)               133                (280)
                                                        ---------------------------          -----------------------------
Separate Accounts - End of Period                       $ 10,601          $  2,961           $ 10,601            $  2,961
                                                        ---------------------------          -----------------------------
Money Market Fund Assets - End of Period                   1,492             1,134              1,492               1,134
                                                        ---------------------------          -----------------------------
Total Assets Under Management - End of Period           $ 54,765          $ 50,392           $ 54,765            $ 50,392
                                                        ===========================          =============================


                             Page 9 of 9 (continued)